UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported)                 March 19, 2004
                                                                ----------------

                         CALYPTE BIOMEDICAL CORPORATION.
              -----------------------------------------------------
              Exact name of Registrant as specified in its Charter)


                                    DELAWARE
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


000-20985                                         06-1226727
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Commission File No.                               I.R.S. Employer Identification




1265 Harbor Bay Parkway,
Alameda, CA                                                                94502
--------------------------------------                                  --------
Address of principal executive offices                                  Zip Code


(510) 749-5100
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Registrant's telephone number, including area code

ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE

      The Registrant (the "Company") on March 19, 2004 entered into an amendment to its prior agreement with Marr Technologies, B.V. ("Marr"), the Company's largest stockholder. Under the original agreement effective November 13, 2003, Marr had agreed to purchase up to $10,000,000 of 5% Promissory Notes that the Company may issue between February 28, 2004 and May 31, 2004 (the "Agreement"). The Agreement was to terminate on March 31, 2004 if the Company had not listed its common stock on an established stock exchange by that date. By amendment to the Agreement, Marr has now agreed to purchase up to $15,000,000 of the Company's 5% Promissory Notes. The Company may, but is not required to, issue up to the entire $15,000,000 commitment of 5% Promissory Notes under the amendment to the Agreement. Each 5% Promissory Note issued will have a term of 12 months. The amended Agreement will terminate May 31, 2005. Proceeds from the issuance of the notes under the amended Agreement may be used for general corporate purposes.

      In consideration of the increase in the commitment amount and amendment to the Agreement, the Company granted MTBV or its assignee a warrant to purchase 400,000 shares of the Company's common stock at an initial exercise price of $0.46 (20% discount to the closing price of the Company's common stock on March 19, 2004) per warrant share with piggyback registration rights for the underlying shares of common stock. The warrant may be exercised by MTBV or its assignee for a period of two years from the date of grant.

      The Company hereby incorporates by reference the original Agreement with MTBV previously filed as an exhibit 10.134 to its Form 10-QSB for the period ended September 30, 2003. Included herein is the Company's press release issued March 23, 2004 which announced the amendment of the MTBV Agreement as well as the Company's financial results for its fourth quarter and fiscal year ended December 31, 2003.

ITEM  7.    FINANCIAL STATEMENTS AND EXHIBITS

      (c)   Exhibits

            Exhibit No.             Description
            -----------             -----------

            10.138 Amendment No. 1 to Agreement for Commitment to Purchase Aggregate of $10,000,000 of 5% Promissory Notes between the Company and Marr Technologies, B.V. dated March 19, 2004.

            10.139      Common Stock Purchase Warrant dated March 19, 2004.

            99.1        Press release dated March 23, 2004.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  Alameda, California
        March 23, 2004

                                                CALYPTE BIOMEDICAL CORPORATION
                                                (Registrant)

                                        /s/ Richard D. Brounstein
                                        -------------------------
                                        Richard D. Brounstein
                                        Executive Vice President and
                                          Chief Financial Officer